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                                                                      Exhibit 21


                         Meridian National Corporation
                       List of Subsidiaries of Registrant



                                                State of Incorporation
          Subsidiary                                or Organization
          ----------                                ---------------

     Ottawa River Steel Company                          Ohio

     National Metal Processing, Inc.                     Michigan

     Meridian Environmental Services, Inc.               Michigan

     EPI Technologies, Inc.                              Delaware

       Subsidiaries of EPI Technologies, Inc.
       --------------------------------------

          National Purification, Inc.                    Ohio

          MEPI Corp.                                     Ohio

     Environmental Purification Industries Company,      Ohio
          a general partnership 100% owned by
          National Purification, Inc. and MEPI Corp.